EXHIBIT 10.48

Annex to S.A.I Radiancy Lease (agreement from 7.9.08)

Made and signed on

Between:

S. A. I. Yarak Building and Investments Ltd.

Company no. 51-2141847
whose address for purposes of this agreement is at
 Hanagar St. Neve Neeman Industrial Zone, Hod Hasharon.
(hereinafter: “the Lessor”)
of the one part

And

Radiancy (Israel) Ltd.

Company no. 512685793
of 5 Hanagar St. Neve Neeman Industrial Zone, Hod Hasharon.
(hereainfter: “the Lessee”)

of the second Part

Whereas
the parties signed a leasing agreement on 7/9/08 (hereinafter: “the lease agreement”) in accordance with which the lessor leases 1500 sq.m. to the lessee on the ground floor at 5 Hanagar St. Hod Hasharon.

And Whereas	the parties have decided to add a storage unit to the lease premises.

And Whereas	the parties agree to amend the lease agreement, inter alia, by way of adding a storage unit and amending additional conditions, all as specified in this annex below:

Accordingly it is agreed, declared and stipulated as follows:

1.           PREAMBLE

(a)	The declarations of the parties, the preamble and the appendices constitute an inseparable part of this agreement.

(b)	The headings of the clauses to this agreement are for reference and convenience only and shall not serve for interpretation of the agreement.

2.           DEFINITIONS AND APPENDICES

Section 2 of the lease agreement is hereby amended by alteration of the definition of the lease premises to include a storage unit.

3.            THE LEASE PERIOD

The lessor hereby leases to the lessee and the lessee hereby leases from the lessor, the lease premises including the storage unit, commencing on 20.1.08 and for a lease period as stated in the lease agreement, including any extended period if there shall be such, as stated, and all in accordance with the terms set out in the lease agreement.

4.            THE PURPOSE OF THE LEASE

The additional areas are leased solely for the same purposes as determined in section 6 of the lease agreement.

5.           INCREASED LEASE FEES

In consideration for the addition of a storage unit to the lease premises, the lessee undertakes to pay additional monthly lease fees in an amount of $500 together with VAT.

6.           SECURITIES

For the sake of the removal of doubt, it is hereby made clear that the securities in accordance with section 24 of the lease agreement shall be increased and shall apply also to the expanded lease premises and the provisions of this annex.

7.           MISCELLANEOUS

In cases of contradiction between a provision of this annex and the provisions of the lease agreement, the provisions of this annex shall apply.

The remainder of the provisions of the lease agreement shall remain valid and shall apply to the total area of the lease premises.

In witness whereof the parties have signed

Stamps & signature of the parties exist in Hebrew.